UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED August 11, 2014

Vapetek Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54994	46-3021464
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

7611 Slater Avenue, Unit H, Huntington Beach, CA

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(714) 916-9321

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01    Entry into a Material Definitive Agreement.

On August 11, 2014, Vapetek Inc. (the “Company”) entered into a Licensing Agreement (the “Agreement”) with PennyGrab Inc. (“PennyGrab”).

PennyGrab is the owner of technology, including software code, relating a website designed for wholesale, retail, and online auction compatible products.  The software code is a PHP website script that is 100% customizable and is SEO friendly that improves site search engines rankings. The software code is the “Licensed Technology.”

Pursuant to the Agreement, PennyGrab granted to the Company an exclusive, transferable (including sublicensable) worldwide perpetual license of the Licensed Technology, to make, use, lease, and sell products incorporating the Licensed Technology (the “Licensed Products”).  The Company is required to pay to PennyGrab royalty payments equal to $100 (One Hundred Dollars) per year.

The term of the Agreement is ongoing and effective as of August 11, 2014.

The foregoing summary of the terms and conditions of the Licensing Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Licensing Agreement attached as an exhibit hereto.

Item 9.01 Financial Statement and Exhibits.

Exhibit Number	Description

99	License Agreement between Vapetek Inc. and PennyGrab Inc., dated August 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Vapetek Inc.

By: /s/ Andy Michael Ibrahim
Andy Michael Ibrahim, Chief Executive Officer (Principal Executive Officer), Secretary and Member of the Board of Directors

Date: August 11, 2014.

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